Exhibit 99.2

Bioheart, Inc. Announces Additional Funding Support

For Immediate Release

Contact:	William Kline	Len Hardison
	Bioheart, Inc.	RedChip Companies, Inc.
	Chief Financial Officer	Investor Relations
	(954) 835-1500	(800) REDCHIP (733-2447), Ext. 118
info@redchip.com
SUNRISE, Fla., (October 17, 2008) — Bioheart, Inc., (Nasdaq: BHRT) a company committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases, today announced it has received an aggregate of approximately $1.8 million in cash from accredited investors, including existing shareholders. Between October 1, 2008 and October 10, 2008, the Company sold, in a private placement, an aggregate of 1,003,910 shares of the Company’s common stock and warrants to purchase 301,173 shares of the Company’s common stock. The warrants are exercisable solely for cash at a weighted average exercise price of $2.12 per share during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.
     The proceeds from the private placement will be used for Bioheart’s ongoing clinical and business operations, as the Company continues to actively pursue additional investment support. “We are grateful for the support of our new and our existing shareholders and their recognition of the important clinical work we are doing for heart failure patients,” said Howard J. Leonhardt, Chairman and Chief Executive Officer of Bioheart, Inc.
About Bioheart, Inc.:
Bioheart, Inc. (Nasdaq: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
MyoCell and MyoCell SDF-1 are trademarks of Bioheart, Inc.
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Forward-Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to secure additional financing; (ii) the timely success and completion of our clinical trials; (iii) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (iv) regulatory approval of our product candidates; (v) our dependence on the success of our lead product candidate; (vi) our inability to predict the extent of our future losses or if or when we will become profitable; (vii) our ability to protect our intellectual property rights; and (viii) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and its quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.
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